Exhibit 99.h.4.H

SEVENTH AMENDMENT TO

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

This Seventh Amendment to Amended and Restated Administrative Services Agreement (the “Amendment”) is made as of August 28, 2013 by and among AMERICAN BEACON FUNDS, a Massachusetts business trust (the “Trust”), AMERICAN BEACON ADVISORS, INC., a Delaware corporation (“ABA”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”).

WHEREAS, the Trust, American Beacon Master Trust, a Massachusetts business Trust, ABA, and State Street entered into an Amended and Restated Administrative Services Agreement dated as of March 1, 2005 (as amended, supplemented, restated or otherwise modified, the “Agreement”);

WHEREAS, the Agreement was terminated with respect to American Beacon Master Trust as of December 7, 2010; and

WHEREAS, the parties desire to amend certain provisions of the Agreement, as more particularly set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.	Amendment to Agreement.

(a)	Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 6. Compensation. ABA shall cause each applicable Fund to pay State Street an annualized fee equal to 0.05% of the assets invested in U.S. dollar denominated futures contracts and 0.10% of the assets invested in non-U.S. dollar denominated futures contracts. This fee shall be calculated and accrued daily and paid monthly.”

(b)	Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with Schedules A and B attached hereto.

2.	Miscellaneous.

(a)          Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

(b)          This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AMERICAN BEACON FUNDS

on behalf of its series listed on Schedule B, severally and not jointly

By: /s/ Jeffrey K. Ringdahl

Jeffrey K. Ringdahl

Vice President

By: /s/ Melinda G. Heika

Melinda G. Heika

Treasurer

AMERICAN BEACON ADVISORS, INC.

By: /s/Rosemary K. Behan

Rosemary K. Behan

Secretary

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers

Michael F. Rogers

Executive Vice President

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SCHEDULE A

TO THE

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

Updated: August 28, 2013

Statement of Intent/Operating Procedures

State Street Bank and Trust Company (“State Street”) shall fulfill its duties set forth in the Amended and Restated Administrative Services Agreement dated March 1, 2005 (as amended, supplemented, restated or otherwise modified, the “Agreement”) by and among American Beacon Funds (the “Trust”), American Beacon Advisors, Inc. (“ABA”), and State Street in accordance with the following:

I.	Scope of the Engagement.

The Trust is seeking to equitize the cash balances of certain of its mutual fund series (each, a “Fund”). ABA, as authorized by the Trust, will manage the underlying cash balances and has directed State Street under the terms of the Agreement to purchase or sell futures or forwards contracts to maintain appropriate equity and currency exposure as directed by ABA under the Agreement. ABA hereby directs State Street to equitize ninety percent (90%) of the entire cash balance of each Fund in order to maintain exposure for each Fund’s liquid assets on a daily basis, and to purchase for each Fund, as needed, foreign exchange forwards contracts for the purpose of minimizing currency exposure, until otherwise directed in writing by ABA for each Fund. In determining the entire cash balance of a Fund, State Street is hereby instructed by ABA to exclude the dollar value of pending securities buys and include the dollar value of pending securities sells for such Fund.

For the Funds to be equitized, the equitized amounts, the futures contracts used, the list of approved futures commission merchants, and the benchmark for the use of forwards for currency exposure are listed below. ABA may in its judgment direct State Street to implement the equitization using futures or forwards contracts other than those listed below by providing written instruction to State Street.

II.	Implementation.

For a new Account of a Fund, ABA will direct State Street to equitize any initial portfolio cash balances, and, on an ongoing basis, State Street will buy and/or sell the appropriate number of approved contracts to reflect changes in the underlying cash balances using the procedures listed in Section III of this Schedule A. Such procedures may be modified by the mutual written consent of ABA and State Street. With respect to the American Beacon International Equity Fund, a series of the Trust, ABA hereby instructs that contracts to be purchased from the list set forth in Section VI of this Schedule A be purchased substantially in proportion to the capitalization weights of the eleven (11) countries as they comprise the Morgan Stanley Capital International Europe, Asia and Far East Index plus Canada, excluding U.S. (the “EAFE Index”).

III.	Daily Operating Procedures

Morning	State Street’s Mutual Fund Custody Group (MFG) determines level of Liquid Assets and transmits information to State Street’s SSgA Operations (“SSgA”).

Noon	MFG transfers appropriate excess cash per standing instructions by the Trust on behalf of its Fund into a cash sweep investment vehicle selected by ABA pursuant to a Proper Instruction, which may be a standing instruction, provided to State Street. MFG faxes liquidity position activity spreadsheet to SSgA and ABA.

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12:00pm	MFG calls SSgA if spreadsheet will be delayed.

12:00-1:00pm	SSgA performs the following operational procedures on the document prepared by MFG:

•	Values on spreadsheet are validated;
•	Consistency checks are conducted;
•	Amounts are confirmed with ABA if special notice re-balancing is requested.

1:00pm	SSgA forwards activity spreadsheet to SSgA’s futures manager (“Futures Manager”).

1:00-1:30pm	In accordance with the Agreement, the Trust’s standing instructions, and any subsequent ABA instruction, Futures Manager loads cash balance data into trading system which calculates the number of futures and/or forwards contracts to be purchased or sold. Futures volume is determined by asset pool. Forwards volume is determined by currency exposure in each applicable country.

1:30pm	Futures Manager sends trades to one or more FCMs as specified in Section V below. In addition, the Futures Manager sends any forward trades to the SSgA currency trading desk.

4:45pm	Futures Manager electronically receives trade confirmation data from FCMs. Prices are confirmed. Trade information is sent to MFG to process.

8:00am(next day)	SSgA sends daily calculations of variation margin to MFG which confirms these calculations with the statements received from the FCMs. International futures and forward trades are confirmed by SSgA.

IV.	Eligible Funds

Trust	Fund
AMERICAN BEACON FUNDS	American Beacon Acadian Emerging Markets Managed Volatility Fund
American Beacon Balanced Fund
American Beacon Bridgeway Large Cap Value Fund
American Beacon Earnest Partners Emerging Markets Equity Fund
American Beacon Emerging Markets Fund
American Beacon Holland Large Cap Growth Fund
American Beacon International Equity Fund
American Beacon Large Cap Value Fund
American Beacon The London Company Income Equity Fund
American Beacon Mid-Cap Value Fund
American Beacon SGA Global Growth Fund
American Beacon Small Cap Value Fund
American Beacon Small Cap Value II Fund
American Beacon Zebra Global Equity Fund
American Beacon Zebra Small Cap Equity Fund

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V.	List of Approved Futures Contracts – American Beacon Funds

American Beacon Funds Series	Futures Contract Used	FCM
American Beacon Balanced	S&P 500	See Section VII
American Beacon Large Cap Value	S&P 500
American Beacon International Equity	Approved List of CFTC Futures Contracts – See Section VI
American Beacon Mid-Cap Value	S&P 400
American Beacon Small Cap Value	Russell 2000
American Beacon Emerging Markets	E-Mini MSCI Emerging Markets Index Futures
American Beacon Zebra Global Equity	S&P 500 (50%) / E-Mini MSCI EAFE Index Futures (50%)
American Beacon Zebra Small Cap Equity	Russell 2000
American Beacon Small Cap Value II Fund	Russell 2000
American Beacon Bridgeway Large Cap Value	S&P 500
American Beacon Holland Large Cap Growth	S&P 500
American Beacon The London Company Income Equity Fund	S&P 500
American Beacon Earnest Partners Emerging Markets Equity	MSCI Emerging Markets Mini Index Futures
American Beacon Acadian Emerging Markets Managed Volatility	MSCI Emerging Markets Mini Index Futures
American Beacon SGA Global Growth	S&P 500 Mini Index Futures MSCI EAFE Mini Index Futures MSCI Emerging Markets Mini Futures

VI.	List of Approved Futures Contracts - American Beacon Funds/International Equity Fund

Country	Contract Name
U.K. Germany France Sweden Italy Spain Japan Hong Kong Australia Canada Netherlands	FTSE DAX CAC 40 OMX MIB 30 IBEX 35 TOPIX Hang Seng All Ords TSE 35 AEX INDEX

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VII.	List of Approved Futures Commission Merchants

A. Goldman, Sachs & Co.

B. J.P. Morgan Futures Inc.

C. Merrill Lynch, Pierce, Fenner & Smith Incorporated

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ACCEPTED AND APPROVED BY:

AMERICAN BEACON FUNDS

On behalf of its series on Schedule B, severally and not jointly

By: /s/ Jeffrey K. Ringdahl

Jeffrey K. Ringdahl

Vice President

By: /s/ Melinda G. Heika

Melinda G. Heika

Treasurer

AMERICAN BEACON ADVISORS, INC.

By: /s/ Rosemary K. Behan

Rosemary K. Behan

Secretary

ACCEPTED AND APPROVED BY:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Tricia Cormier

Name: Tricia Cormier

Title: Vice President

DATED: August 28, 2013

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SCHEDULE B

TO THE

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

Updated: August 28, 2013

AMERICAN BEACON FUNDS:

American Beacon Acadian Emerging Markets Managed Volatility Fund

American Beacon Balanced Fund

American Beacon Bridgeway Large Cap Value Fund

American Beacon Earnest Partners Emerging Markets Equity Fund

American Beacon Emerging Markets Fund

American Beacon Holland Large Cap Growth Fund

American Beacon International Equity Fund

American Beacon Large Cap Value Fund

American Beacon The London Company Income Equity Fund

American Beacon Mid-Cap Value Fund

American Beacon SGA Global Growth Fund

American Beacon Small Cap Value Fund

American Beacon Small Cap Value II Fund

American Beacon Zebra Global Equity Fund

American Beacon Zebra Small Cap Equity Fund

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